UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                     FORM 8-K

                GENERAL FORM FOR REGISTRATION OF SECURITIES OF SMALL
                                  BUSINESS ISSUERS

                        Under Section 12(b) or 12(g) of the
                            Securities Exchange Act of 1934
                                     _________

                                VIKING EXPLORATION, INC.
                   (Name of the Small Business Issuer in its charter)

Nevada                                             86-0885924
(State of incorporation)                         (Employer Identification No.)

45 La Rose Avenue,  Suite #1608, Weston, Ontario,  Canada           M9P 1A8
(Address of principal offices)                                    (Zip Code)

Issuer's  telephone number,   (416) 244-6373

Item 1.  Changes in Control of Registrant.

Not Applicable

Item 2.  Acquisition or Disposition of Assets

Not Applicable

Item 3.  Bankruptcy or Receivership

Not Applicable

Item 4.  Changes in Registrant's Certifying Accountant

Not Applicable.

Item 5.  Other Events

The is a settlement agreement pending under which the lawsuit entitled Intercorp International Ltd. vs. P. Campbell in which Viking Exploration Inc. and Richard Brodzik are named as John Doe defendants, Case No. LC046472 in the
Superior Court for the State of California, County of Los Angeles is to be dismissed against Viking under certain conditions which Viking is prepared to meet. In connectiono with this settlement, Viking has received a full retraction of the legal opinion of Jay S. Bulmash, Esq., counsel to the Company as of May 2001 with respect to all comments relating to Steven Sanford as expressed in Part II, Item 2-Legal Proceedings in the Company's Form 10-SB. Accordingly, all comments in the Form 10-SB related to Steven Sanford are hereby deleted in their entirety.
Item 6.  Resignations of Registrant's Directors

Not Applicable

Item 7.  Financial Statements and Exhibits

Not Applicable

Item 8. Changes in Fiscal Year.

Not Applicable.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    VIKING EXPLORATION, INC.


                                    By: /s/ Richard Brodzik
                                       Mr. Richard Brodzik, President